Exhibit 10.2

Pfizer Inc.
500 Arcola Road
Dock E – D 4214
Collegeville, PA 19426
Jason.Smith@pfizer.com

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

June 8, 2020

Mr. Alan H. Auerbach (via Electronic Mail)

Chief Executive Officer, President and Chairman of the Board

Puma Biotechnology Inc.

10940 Wilshire Blvd, Suite 600

Los Angeles, CA 90024

Re:	NERLYNX® (neratinib) Milestone Achievement

Dear Alan,

This letter agreement (“Letter Agreement”) by and between Pfizer Inc. (“Pfizer”) and Puma Biotechnology, Inc. (“Puma”) is in reference to that certain License Agreement, dated August 18, 2011, as amended (“License Agreement”), by and between Pfizer and Puma.  Pfizer and Puma may each be referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meaning given to them in the License Agreement.

Pursuant to [***] of the License Agreement, Puma is obligated to pay Pfizer forty million dollars ($40,000,000) upon “[***]” (“Milestone [***]”).  The Parties acknowledge and agree that a Product achieved [***].  Further, Puma does not dispute that a Product achieved [***] on [***], thereby resulting in the forty million dollar ($40,000,000) Milestone Payment for the achievement of Milestone [***] becoming due and payable on or before [***] (which is [***] after [***]).

As of the date of this letter, Puma has not made any payment to Pfizer relating to Milestone [***].  In accordance with the Parties’ discussion regarding this matter, the Parties desire to permit Puma pay the forty-million-dollar ($40,000,000) Milestone Payment associated with the achievement of Milestone [***] plus accrued interest thereon in installments on the schedule set forth below.

In consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.

For purposes of this Letter Agreement, the Parties agree that interest shall be calculated [***] at six and one-quarter percent (6.25%) [***] (“Interest”), for the purposes of prorating such Interest in the event any payment under Sections 2, 3 or 4 hereunder is made earlier than the applicable due date.

2.

On or before [***], Puma shall pay to Pfizer, via wire transfer, a non-creditable and non-refundable installment payment of US $[***] dollars, consisting of the first [***] ($[***]) portion of the forty million dollar ($40,000,000) milestone payment for achievement of Milestone [***] plus accrued Interest from [***], in the amount of $[***] if paid on the due date or as prorated in the event the installment is paid earlier.

3.

On or before [***], Puma shall pay to Pfizer, via wire transfer, a non-creditable and non-refundable installment payment of US$[***] dollars, consisting of the second [***] ($[***]) portion of the forty million dollar ($40,000,000) milestone payment for achievement of Milestone [***] plus accrued Interest from [***], in the amount of $[***] if paid on the due date or as prorated in the event the installment is paid earlier.

4.

On or before September 30, 2021, Puma shall pay to Pfizer, via wire transfer, a non-creditable and non-refundable installment payment of US$[***] dollars, consisting of the final [***] ($[***]) portion of the forty million dollar ($40,000,000) milestone payment for achievement of Milestone [***] plus accrued Interest from [***], in the amount of $[***] if paid on the due date or as prorated in the event the installment is paid earlier.

5.

All amounts due under this Letter Agreement shall be paid on or before the applicable dates set forth in Sections 2, 3 and 4 hereunder, by wire, with or without the issuance of an invoice by Pfizer, using the following instructions:

[***]

6.

For the avoidance of doubt, the timing of all other Milestone Payments set forth in Section 5.1 of the License Agreement shall continue to be governed by Section 5.1 of the License Agreement and shall not be affected by this Letter Agreement.

7.

Provided that [***] (a) [***] and (b) [***]. Notwithstanding the foregoing, the Parties represent and agree that if Puma fails to make any of the payments required under Sections 2, 3 or 4 of this Letter Agreement on or before the applicable dates specified in such Sections: (a) [***]; (b) [***]; (c) [***]; (d) [***]; and (e) [***].  For the avoidance of doubt, disputes that arise out of or in connection with the License Agreement (other than Disputes) shall continue to be subject to the applicable procedures set forth under the License Agreement, including the Dispute Resolution provisions set forth under Section 16 of the License Agreement.

8.

Each Party hereby represents and warrants to the other that it has the corporate power and authority to execute this Letter Agreement and that this Letter Agreement constitutes a legal, valid and binding obligation, enforceable against such Party in accordance with its terms.

9.

Except as expressly modified herein, all the terms and conditions of the License Agreement shall remain in full force and effect.  To the extent that there are any inconsistencies between this Letter Agreement and the License Agreement, the terms of this Letter Agreement shall govern and shall supersede the License Agreement.

10.

This Letter Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Each Party may execute this Letter Agreement by facsimile transmission or in Portable Document Format (PDF) sent by electronic mail.  Facsimile or PDF signatures of authorized signatories of the Parties will be deemed to be original signatures, will be valid and binding upon the Parties.  Additionally, and for the avoidance of doubt, the Parties agree to accept delivery of this Letter Agreement by electronic mail and hereby waive any requirement for delivery of a copy by an internationally recognized overnight delivery service.

Please acknowledge Puma’s agreement to this Letter Agreement and the terms contained herein by signing a copy of this Letter Agreement and returning the same to Pfizer by electronic mail to [***] at [***].

Sincerely yours,

PFIZER INC.

By:	/s/ Andrew A. Schmeltz
Name:	Andrew A. Schmeltz
Title:	Global President, Oncology, Pfizer Inc.

ACKNOWLEDGED, ACCEPTED AND AGREED

PUMA BIOTECHNOLOGY, INC.

By:	/s/ Alan H. Auerbach
Name:	Alan H. Auerbach
Title:	Chief Executive Officer, President and Chairman of the Board of Puma Biotechnology, Inc.
Date:	June 8, 2020
cc: [***]

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